As filed with the Securities and Exchange Commission on August 6, 2010
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOVAIL CORPORATION
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

7150 Mississauga Road
Mississauga, Ontario, Canada
(Address of Principal Executive Offices)

Biovail Corporation 2007 Equity Compensation Plan
(Full Title of the plan)

CT Corporation
111 Eighth Avenue
New York, New York 10011
(212) 590-9200
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Greg Gubitz, Esq. Senior Vice President, Corporate Development, and General Counsel Biovail Corporation 7150 Mississauga Road Mississauga, Ontario, Canada L5N 8M5 (905) 286-3000	Erik R. Tavzel, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☑ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer ☐ Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
2007 Equity Compensation Plan Common Stock, no par value	6,000,000 shares	$21.70	$130,200,000	$9,283.26

(1) Represents (i) the number of shares of the Registrant’s common stock, no par value (“Common Shares”), reserved for issuance under the 2007 Equity Compensation Plan sponsored by the Registrant (the “Plan”), and (ii) the maximum aggregate number of Common Shares that the Registrant may issue under this Registration Statement.  Pursuant to Rule 416 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional Common Shares that become issuable under the Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration and that results in an increase in the number of the outstanding Common Shares.

(2) Estimated in accordance with Rule 457(h) of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per Common Share, $21.98 and $21.41, respectively, as reported on the New York Stock Exchange on July 30, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 (“General Instruction E”) for the purpose of registering an additional 6,000,000 shares of the common stock, no par value (“Common Shares”), of Biovail Corporation (the “Company”), which may be issued from treasury pursuant to the terms of the Biovail Corporation 2007 Equity Compensation Plan (the “Plan”).

Pursuant to General Instruction E, the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-138697), which (1) was previously filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2006, (2) was amended by Post-Effective Amendment No. 1 filed on February 27, 2009, and (3) registered 6,000,000 Common Shares issuable pursuant to the Plan, together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated herein by reference to the extent not otherwise amended or superseded by the contents hereof.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)           The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on February 26, 2010;

(b)           The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 7, 2010;

(c)           The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the Commission on August 6, 2010;

(d)           The Company’s Current Reports on Form 8-K filed with the Commission on July 23, 2010, July 16, 2010, June 23, 2010, June 21, 2010, May 19, 2010, February 25, 2010, and February 10, 2010; and

(e)           The description of the Company’s Common Shares contained in (1) the Company’s Registration Statement on Form 8-A filed with the Commission on December 10, 1996, (2) the Company’s Registration Statement on Form 8-A/A filed with the Commission on June 5, 2000, and (3) any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Ontario, as of August 6, 2010.

BIOVAIL CORPORATION,

By:	/s/ GREGORY GUBITZ
Name: Gregory Gubitz
Title: Senior Vice President, Corporate
Development, and General Counsel

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas J.P. Squires, William Wells, Margaret Mulligan, Greg Gubitz and Jennifer Tindale or any of them individually, such person’s true and lawful attorneys-in-fact and agent, with full powers of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of Biovail Corporation and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below as of the 6th day of August, 2010.

Signature	Title

/s/ WILLIAM M. WELLS	Chief Executive Officer (Principal Executive Officer) and Director
William M. Wells

/s/ MARGARET MULLIGAN	Senior Vice President, Chief Financial Officer (Principal Financial Officer
Margaret Mulligan	and Principal Accounting Officer)

/s/ DR. DOUGLAS J.P. SQUIRES	Chairman of the Board of Directors
Dr. Douglas J.P. Squires

/s/ DAVID H. LAIDLEY	Director
David H. Laidley

/s/ FRANK POTTER	Director
Frank Potter

/s/ J. SPENCER LANTHIER	Director
J. Spencer Lanthier

/s/ DR. LAURENCE E. PAUL	Director
Dr. Laurence E. Paul

/s/ LLOYD M. SEGAL	Director
Lloyd M. Segal

/s/ MARK PARRISH	Director
Mark Parrish

/s/ MICHAEL VAN EVERY	Director
Michael Van Every

/s/ ROBERT N. POWER	Director
Robert N. Power

/s/ SERGE GOUIN	Director
Serge Gouin

/s/ SIR LOUIS TULL	Director
Sir Louis Tull

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement has been signed on behalf of the Registrant by the undersigned, solely in his/her capacity as the duly authorized representative of Biovail Corporation in the United States, in the City of New York, State of New York, on August 4th, 2010.

CT CORPORATION

By:	/s/ Mark S. Eppley
Name: Mark S. Eppley
Title: Assistant Vice-President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Biovail Corporation 2007 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.49 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009).
4.2
Amendment No. 1 to the Biovail Corporation 2007 Equity Compensation Plan (incorporated herein by reference to Exhibit 10.50 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009).

5.1	Opinion of Blakes, Cassels & Graydon LLP.*
23.1	Consent of Blakes, Cassels & Graydon LLP (included in the opinion filed as Exhibit No. 5.1 to this Registration Statement on Form S-8).*
23.2	Consent of Ernst & Young LLP.*
24.1	Powers of Attorney (included on signature page to this Registration Statement on Form S-8).*

*    Filed herewith.